UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2010

Hawk Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 1500, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216 861-3553

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Stock Purchase Agreement dated March 16, 2010 (the "Agreement"), Hawk Corporation ("Hawk") agreed to purchase, in a private transaction, a total of 132,192 shares of Hawk’s Class A common stock from Norman C. Harbert, Hawk’s chairman emeritus of the board and founder, at a price of $20.08 a share, which represented a discount to the market price of the common stock at the time the price was negotiated between Mr. Harbert and an agent representing Hawk. The total shares sold included 107,192 shares purchased by Mr. Harbert pursuant to the exercise of an option. Hawk purchased the shares pursuant to its previously announced program to purchase up to $25.0 million of its outstanding common stock. Mr. Harbert exercised the option expiring on October 5, 2011 and sold the shares for estate planning purposes and in consideration of the ordinary income tax triggered by the exercise of the option. The transaction closed on March 19, 2010.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Agreement, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Stock Purchase Agreement dated as of March 16, 2010 between Hawk Corporation and Norman C. Harbert

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawk Corporation

March 19, 2010	By:	Thomas A. Gilbride

Name: Thomas A. Gilbride
Title: Vice President - Finance and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Exhbit 10.1 - Stock Purchase Agreement